                                                                   Exhibit 10.11


Certain portions of this Exhibit have been omitted pursuant to a request for "Confidential Treatment" under Rule 24b-2 of the Securities and Exchange Commission. Such portions have been redacted and bracketed in the request and appear as [ ] in the text of this Exhibit. The omitted confidential information has been filed with the Securities and Exchange Commission.


                       AGREEMENT FOR PURCHASE OF EQUIPMENT

CHAPTER I - GENERAL PRINCIPLE

1.1 China Card I.C. (Shanghai) Co., Ltd. (hereinafter as Party A) and the American Pacific Aviation and Technology Corporation (hereinafter as Party B), based on the principle of mutual benefits and through negotiation, have entered the following contract for the purchase by Party A from Party B the production equipment of contactless smart cards.

1.2    This contract contains the following appendixes:
       Appendix 1: Detail Lists of the Production Equipment, Laboratory Equipment, and Other Accessories
       Appendix 2: Technical Services & Patent Technology Licensing Agreement Appendix 3: Agreement of Supply of Raw Materials and Product Marketing Appendix 4: Technical Support Agreement

CHAPTER II - PARTIES

2.1 Party A: China Card I.C. (Shanghai) Co., Ltd. is a registered corporation in Pudong New Development District, Shanghai, the Peoples Republic of China.
       Legal Address:   230 Xin Qin Qiao Road, T17-5-1, Qin Qiao Export
                        Processing Region, Shanghai, the People's
                        Republic of China
       Legal Representative:  Lu Shou Shan
       Title:                 Chairman
       Nationality:           Chinese
       Telephone:
       Fax:
       Zip Code:
       Bank:Account Number:   US Dollars
                                    RMB

2.2    Party B: American Pacific Aviation & Technology Corp.
       Legal Address: 1 Sansome Street, 19th Floor, San Francisco, CA 94104,
       USALegal Representative:      Eric Gravell
       Title:            Chairman
       Nationality:      U.S.
       Telephone:        (415) 951-1078
       Fax:              (415) 951-1046
       Zip Code:         550017
       Bank:
       Account Number:

CHAPTER III - NAME, SPECIFICATIONS, QUANTITY, PRICE AND DELIVERY OF EQUIPMENT

3.1 Party B shall provide Party A with two complete brand new production lines of advanced international standards for the production of contactless smart cards. Each of these production lines shall be able to produce 750 pieces of smart cards per hour (6 million pieces per year x 2).

3.2    The total contractual price of which shall be US$[
                                       ] US Dollars), based on the CIF Shanghai
       price, and shall include the following:

3.2.1 Production equipment, laboratory equipment, and other accessories (see Appendix 1 - Detail List of Production Equipment, Laboratory Equipment and Accessories for details);

3.2.2 Party B shall provide Party A the technical services and patent technology licensing (see Appendix 2 - Technical Services and Patent Technology Licensing for details);

3.2.3 Party B shall provide Party A the raw materials and marketing services (see Appendix 3 - Agreement of Supply of Raw Materials and Production Marketing for details);

3.2.4  Other services as specified in the Technical Agreement (See Appendix 4).

3.3 Before packaging the equipment for shipment, three technical staff from Party a shall visit the United States to perform preliminary inspection. Expenses for lodging, meal and transportation during the visit of the personnel from Party A in the United States shall be covered by Party B. The visit shall last two weeks.

3.4 Delivery of said equipment shall be concluded within six months when this contract becomes effective.

CHAPTER IV - PAYMENT

4.1 Within 30 days when the contract becomes effective, Party A shall pay Party B by T/T, [ ]% of the total amount for the purchase of said production line and accessories, that is, US$[
                    ] US Dollars).

4.2 One month before the equipment is delivered, Party A shall open a L/C to Party B in the amount of US$[
                            ] US Dollars), or [ ]% of the total price for the purchase of said production line and accessories.

4.3 One month before the delivery of equipment, Party B shall issue a three-year Revolving Letter of Credit to Party A for processing fee of 36 million pieces of contactless smart cards (starting from the date when Party A begins production). The price for the first 10 million pieces
       shall be FOB Shanghai US$[   ]/piece, and FOB Shanghai US$[   ]/piece for
       the last 26 million pieces. The accumulative total amount of the L/C
       shall be US$[       ].

4.4 After approved preliminary inspection but before packaging for shipment, Party

       B shall, based on the signed approval, air waybill, invoice and quality certificate issued by personnel of Party A, provide Party A with the L/C specified in 4.2.

4.5 Three months upon receipt of equipment by Party A from Party B, Party A shall pay Party B by T/T [ ]% of the total amount for the purchase of said production line and accessories, that is, US$[
                                            ] US Dollars).

CHAPTER V - SPECIFICATIONS AND TECHNICAL CONDITIONS OF THE EQUIPMENT

5.1 The production lines supplied by Party B shall be brand new, complete and shall correspond to the specifications of Appendix I - A Details of Production Equipment, Laboratory Equipment and Other Accessories.

5.2 The performance and quality of the equipment shall meet the following requirements:

5.2.1 Operation Capacity: Shall meet the requirements specified in the equipment manual

5.2.2 Production Capacity: In normal production, each production line shall be able to produce 750 pieces/hour, that is, 6,000,000 pieces/year

5.2.3  Product Specification: Shall meet the ISO/Mifare standards

5.2.4 Product Quality: The strength and durability of cards mechanically tested shall meet the standards set by ISO and the electrically tested cards shall meet the standards set by IEC

5.2.5  The reject rates during the processing shall be under 3%

5.3 The following accessories shall be accompanied when delivering the production equipment by Party B:

5.3.1  Special operation tools, maintenance and repair tools and testing tools

5.3.2  Easily damaged parts of the equipment

5.3.3 Raw materials for test run production (chips used during the test run production period are only for test run purpose only, they do not have the reading/writing function.)

5.4 The following technical documents shall be accompanied by the equipment when shipped by Party B:

5.4.1 Manual of the equipment (including such contents as the configuration, performance, installation and test run, operation, inspection and maintenance)

5.4.2  The packing list of the equipment

5.4.3 The quality assurance certificate and documentation, as specified in Chapter VII

5.4.4  Drawings of the easily damaged parts and the list of accessories.

5.5    Within 10 days upon receipt of US$[
              ] US Dollars), or [ ]% of the total amount for the purchase of the production line and accessories made by Party A through T/T, Party B shall deliver the following information:

5.5.1 Provision of a technical layout drawing and power supply information by mail to Party A to enable Party A to prepare the technical design and to make purchase domestically;

5.5.2  The manual of the equipment;

5.5.3  Inspection and acceptance standards of the equipment.

5.6 Party B shall, two months before the installing and test running of the equipment, provide the following documents by mail or having technical staff on-site to provide guidance to Party A:

5.6.1  The installation diagram and the foundation diagram

5.6.2 The power parameters (including electrical power, compressed air, water and stream) of the equipment, the technical information of power supply and special shop requirements

5.7 The power utilization standards shall correspond to the power standards of the People's Republic of China, that is, 380+-10 volts for the transformer, and 50+-5% hertz for the frequency.

CHAPTER VI - INSTALLATION, TROUBLE-SHOOTING, TEST RUNNING AND RECEIPT AND ACCEPTANCE

6.1 Party B shall install and test run the equipment, train staff of Party A, and shall make sure that installation and test running be completed within two weeks (when sufficiently accommodated by Party A) after the equipment arrives the shop. Party A shall provide the needed personnel, site and equipment to help accomplish the job.

6.2 The test run period shall be seven working days, eight hours per day. The purpose of the test run is to test whether the production equipment and the products meeting the requirements specified in Provision 5.2. Upon satisfactory inspection and examination, the equipment shall be received and accepted.

6.3 Besides test run, the receipt and acceptance process includes such inspection as whether documents accompanied are complete, the quality and quantity of raw materials accompanied meet the requirements, and the conditions of the easily damaged parts.

6.4 In the event there is breakdown of the equipment during the test run period, or the rate of product rejected falls under the level of 97%, a second test run shall be made to test the equipment for another six working days until the equipment meets the receipt and acceptance standards. After receipt and acceptance, both parties shall sign the "Certificate of Receipt and Acceptance".

6.5 Large volume of production shall begin only when the process of receipt and acceptance is completed.

6.6 Party B shall cover the cost of its technical personnel working in the factory. Party A shall provide food by the factory and transportation within the city.

CHAPTER VII - QUALITY INSPECTION

7.1 Party B shall guarantee that the equipment is made of top materials, in top craftsmanship. The quality, specification and performance of the equipment shall meet the requirements specified in this contract.

7.2 Before delivery, Party B shall conduct a thorough and full inspection of the quality, specification and performance, as well as the quantity/weight of the equipment, and shall provide a certificate of inspection, along with details and results of the inspection which confirm that the quality and quantity of the equipment meeting the requirements of this contract. When making delivery to Party A for preliminary inspection, Party B shall provide Party A with a quality and quantity certificate.

7.3 When the equipment arrives at the destination, Party A shall, in accordance to the laws and rules and regulations of the Peoples Republic of China, apply that the equipment be inspected by the Import and Export Inspection Bureau (hereinafter as Inspection Bureau). Parties A and B shall be both present at said inspection. In the event Party B fails to show up on time or fails to send a representative to participate in the inspection, the Inspection Bureau shall continue inspection as scheduled. Party A shall provide the inspection result to Party B and Party B shall acknowledge the result accordingly.

7.4 In the event that any quality or quantity problem or any part missing is found which do not correspond to the contract or in the event of any damage due to packaging, Party B shall within six weeks upon knowing this, make repair or replacement at its own cost. In the event that any damage is caused by Party A, Party B shall replace the damaged item as soon as possible, and the cost of replacement shall be assumed by Party A.

7.5 In the event the any serious quality or quantity problem is found, Party A shall, based on the provisions in Chapter IX, have the right to ask for compensation, or to return the equipment and ask for compensation.

7.6 The warranty period of the equipment shall be 12 months, commencing the date when the equipment is received and accepted. During the warranty period Party B shall be responsible for repair or replace the equipment if breakdown of the equipment is due to its own defects. In the event that any damage of the equipment or parts is caused by Party A, Party B shall provide repair or replace services to Party A as soon as possible, and the cost of which shall by assumed by Party A.

CHAPTER VIII - PACKAGING AND SHIPMENT

8.1 When packaging, Party B shall use a new and solid wood container which shall meet the quarantine inspection requirements for imports, with necessary measures taken to prevent moist, shock, rust and rough loading and unloading of the equipment to ensure that the package is suitable for long distance transportation.

8.2    Packaging and Delivery Marks

       Party B shall mark with paint at the four sides of the container such information as the number of the container, the size, weight, net weight, destination, receipt code, "face up", "handle with care", "no moist", "hoisting point" and "gravity point".

8.3    Shipment Information

8.3.1 Within 5 days after shipping the equipment, Party B shall fax Party A the following information: A. Date of Shipment, B. Port of Shipment, C. Port of Destination, D. Number, Name, Quantity, Weight, Total Weight and Size of the Container.

8.3.2 Within 2 days after shipping the equipment, Party B shall send Party A via express mail the following information: A. Invoice and Shipment Slip, specifying the name and the quantity of the merchandise; B. Packaging Slip (2 copies) specifying the number, dimension, weight of the container, the name, quantity, net weight of the merchandise, and the date of shipment; C. The inspection certificate provided by the manufacturer, as specified in Chapter VII, and the certificate of origin.

CHAPTER IX - COMPENSATION AND PENALTY

9.1 After arrival of shipment at the port of destination, in the event Party A finds that the specification, quality and quantity of the equipment do not meet the requirement of this contract, Party A shall have right to request compensation from Party B by presenting the Inspection Certificate issued by the Inspection Bureau. If it is confirmed that Party B shall assume the responsibility, Party B shall pay all the related direct loss and cost. If Party B has dispute over the inspection certificate provided by Party A, Party B can request another inspection made by a higher inspection authority (Beijing Inspection General Bureau). The cost of which shall be assumed by Party B. Party A shall have the right to attend the second inspection. If the result of the second inspection is different from the original inspection, the result of second inspection shall prevail.

9.2 In the event of any reason caused by Party A that delays the installation and test run, Party A shall assume the actual cost of overtime for Party B.

9.3 In the event Party B fails to respond within 30 days after Party A formally makes a written request for compensation, it shall be considered that Party B accept the claim. If Party B disputes the claim in writing in a timely manner, the dispute shall then be settled by negotiation. If negotiation fails to resolve the issue, either party can, based on Provision 11, request for an arbitration.

9.4    Except for the reason of force majeure as specified in Provision
       10.1, in the
       event Party B fails to comply to the contractual terms to deliver the merchandise on time, Party A shall agree that Party B postpone the delivery, provided that Party B shall pay a penalty at 0.5% of the total cost for every delayed week. Nevertheless, this penalty shall not exceed 5% of the total cost. In the event the delay of delivery exceeds ten weeks, Party A shall have the right to terminate the contract, and Party B shall still have to pay the penalty for the actual delayed days and shall refund Party A all the payment it has made.

9.5    Without a written agreement of Party B, Party A cannot transfer the patent technology of the said equipment to a third party, nor can Party A duplicate said equipment of Party B. In the event that Party A allows a third party to use or to duplicate said technology, Party A
       shall pay a sum of US$[                                   ] US Dollars)
       to Party B as defaulting the contract. Payment made by Party A to Party B for defaulting the contract does not preclude Party B the right to prosecute infringement by the third party or Party A.

CHAPTER X - FORCE MAJEURE

10.1 During the time of manufacturing or in the process of shipping, in the event of war, fire, flood, typhoon, earthquake or other force majeure acknowledged by both parties that causes Party B fail or delay to execute the provisions of this contract as schedule, Party B shall assume no liability. In the event of force majeure, Party B shall notify Party A immediately and shall within two weeks, send a certificate issued by a government agency (confirming said force majeure) to Party A via air mail.

CHAPTER XI - ARBITRATION

11.1 All disputes caused by executing this contract or over this contract shall be resolved through friendly negotiation. In the event friendly negotiation fails to settle the dispute, it shall be arbitrated by the China International Economic and Trade Arbitration Committee based by the judicial procedures of said Committee and the hearing shall be heard in Beijing.

11.2 During the period of arbitration, other non-disputed provisions of the contract shall remain legally valid.

11.3 The decision of the Arbitration Committee shall be final and shall have binding effect upon both parties. Arbitration fee shall be paid by the losing party.

CHAPTER XII - GOVERNING LAWS AND VALIDITY

12.1 When executing this agreement, both Parties A and B shall comply with the laws and rules and regulations of the Peoples Republic of China.

12.2 This agreement shall be signed by representative of each party. Party A shall, in compliance with the related laws, submit the agreement for approval. The date when the agreement is approved shall be the effective date of this agreement.

12.3 Party A shall fax the government approved notice to Party B, followed by a confirmation letter. In the event that Party A fails to obtain government approval after six months starting the date when the agreement is signed by the last party, Party B has the right to cancel this agreement.

12.4 After this agreement becomes effective, both Parties A and B shall, if needed, make revisions to accommodate the practicalities in executing the agreement. The revisions shall become effective when both parties sign the amendment. Neither party can amend the agreement individually.

CHAPTER XIII - DOCUMENTS

13.1   This agreement shall be written in Chinese.

13.2 This agreement contains four original copies with each party holding two copies, and six duplicated copies, with each party holding three copies..

PARTY A: China Card I.C. (Shanghai) Co., Ltd.
Company Representative:
Signature: (3/3/00)

PARTY B: The American Pacific Aviation & Technology Corporation
Company Representative:
Signature: (2/18/00)

Certain portions of this Exhibit have been omitted pursuant to a request for "Confidential Treatment" under Rule 24b-2 of the Securities and Exchange Commission. Such portions have been redacted and bracketed in the request and appear as [ ] in the text of this Exhibit. The omitted confidential information has been filed with the Securities and Exchange Commission.


                                   APPENDIX 1

Appendix 1: Details of Production Equipment, Laboratory Equipment and Spare Parts

1. List of Production Equipment

                                                            ----------------------------
                                                                  Watt, Estimated
---------------------------------------------------------------------------------------------------------------
   No.  Equipment Name           Quantity  Part No.         Production Rate             Manufacturer and Price
---------------------------------------------------------------------------------------------------------------
    1   Punch Hole                  1      CICC-1           6kw, 3000 pcs/h             [         ]
---------------------------------------------------------------------------------------------------------------
    2   Pick/Place                  2      CICC-18          2*3.5kw, 1540 pcs/h         [         ]
---------------------------------------------------------------------------------------------------------------
    3   Wire Embedder               2      CICC-13          2*7kw, floor level +- 1/16" [         ]
                                                            80-100psi, 1500 pcs/h
---------------------------------------------------------------------------------------------------------------
    4   Welder                      2      CICC-20          2*4.4kw, 1660 pcs/h         [         ]
---------------------------------------------------------------------------------------------------------------
    5   Laminator                   1      CICC-9           76kw, 1920 pcs/h            [         ]
---------------------------------------------------------------------------------------------------------------
    6   Lam Control                 1      CICC-3                                       [         ]
---------------------------------------------------------------------------------------------------------------
    7   Computer Controller for     1                                                   [         ]
        Laminator
---------------------------------------------------------------------------------------------------------------
    8   Lam Cool Tank               1      CICC-4                                       [         ]
---------------------------------------------------------------------------------------------------------------
    9   Water Chiller               1      CM004/CH                                     [         ]
---------------------------------------------------------------------------------------------------------------
    10  Lam Loader                  1      CICC-5           0.5kw                       [         ]
---------------------------------------------------------------------------------------------------------------
    11  Tacker                      1      CICC-16          2.2kw,3000pcs/h,60psi       [         ]
---------------------------------------------------------------------------------------------------------------
    12  Refrigeration Unit          1      CICC-18                                      [         ]
---------------------------------------------------------------------------------------------------------------
    13  Card-Punch                  1      CICC-CP-001      6kw, 3000 pcs/h, 80psi      [         ]
---------------------------------------------------------------------------------------------------------------
        Total:                                                                                     [         ]